BORUN LIMITED

博潤國際有限公司

Service Agreement

服務協議

Agreement Ref 協議參考編號：BR2025-07-2301

Agreement Date 協議日期：2025/07/23

BORUN LIMITED (BORUN / Party A)
Address地址：香港中西區香港上環德輔道西32-36號帝權商業大樓2樓

BORUN's Bank Details:
博潤銀行詳情

BANK OF CHINA(HONG KONG)中國銀行（香港）

Swift/Sort code銀行名稱代碼：BKCHHKHHXXX
Account number帳號：01261120394273
Account name帳戶名稱：BORUN Limited

Client details客戶詳細資訊：(Party B)
Company Name公司名稱：
星子藝井有限公司 QUANTUM ARTS CO., LIMITED
Address地址：FLAT03, 15/F CARNIVAL COMM BLDG18 JAVA RD NORTH POINT HK
Email Address電子郵箱： jiangxu@darkiris.com

Certificate No.商業登記證號碼：
72801717-000-03-25-8
Person in charge負責人姓名：洪志芳
ID / Passport No.身份證/護照號碼：350583198110191050
Telephone電話：13806000111

Contact Person Details聯繫人詳細資訊：
Contact Name聯繫人姓名：洪志芳
ID / Passport No.身份證/護照號碼：350583198110191050
Telephone電話：13806000111
Email Address電子郵箱：kaka@188.com

The Standard Fee（HKD）標準費用（港幣）：

Location位置	Monthly Fee月費用：	Quarterly Fee季度費用：	Total Half a Year's Fee半年費用：
帝權商業大樓2樓 D1	HK$ 23000	HK$ 69000	HK$ 138000

Total Per Quarter每季度总计：HK$ 69000
Total Each Half Year每半年总计：HK$ 138000

Deposit 押金：HK$ 23000

Length of Agreement协议期限： Start date 開始日期 (DD/MM/YY): 24/07/2025 End date結束日期 (DD/MM/YY): 23/07/2026

Remarks備註

OFFICE HOURS 辦公時間 **Monday-Friday 週一至週五** **9:00-13:00 & 14:00-18:00**
Excluding Saturday, Sunday and public holidays and days where typhoon signal No. 8 or above is hoisted.
星期六、日及公众假期及悬挂八号或以上台风信号的日子除外。

Services Provided提供的服務：
*desk and chair 桌子，椅子
*An address for company registration, receiving mail and small parcel(s).公司注册、接收邮件和小包裹的地址。
* Broadband Internet Connection.宽带互联网连接。

Services Charges:服务收费：

Service服務	Unit Price單價
Email Scanning/Forwarding电子邮件扫描/转发	HK$ 1,200/year 港幣1200元每年
Conference Room Rental会议室出租	HK$ 100/hour 港幣100元每小時
Reception Room接待室出租	HK$ 200/hour 港幣200元每小時
Black & White Printing黑白列印	HK$ 3 per page 港幣3元每張
Color Printing彩色列印	HK$ 5 per page 港幣5元每張
Nameplate production水牌製作	HK$ 300 each time 港幣300元每次
Nameplate hosting水牌託管	HK$ 300 /month 港幣300元每月

Note: Other charges (eg. Conference rooms) are calculated on a monthly basis and payable on the 1st day of the month immediately after the month in which the charges are incurred.

注：其他费用（例如会议室）按月计算，并于产生费用的次月第一日支付。

This Agreement incorporates our terms ofbusiness set out on attached Terms and Conditions which you confirm you have read and understood.

本协议包含附件条款和条件中规定的我们的业务条款，您确认您已阅读并理解这些条款。

We both agree to comply with those terms and our obligations as set out in them. Note that the Agreement does not come to an end automatically.

我们双方均同意遵守这些条款及其规定的义务。请注意，本协议不会自动终止。

All personal information received is all protected under Hong Kong (Privacy) Ordinance.

所有收到的个人资料均受香港（私隐）条例的保护。

BORUN LIMITED used above information for promoting or arranging facilities, services to update BORUN's latest news to clients.

博潤國際有限公司使用上述信息来推广或安排设施、服务，以便向客户更新BORUN博潤的最新消息。

Name (printed)姓名（列印）：洪志芳

Position (printed)職位（列印）：董事

Date日期：24/07/2025

SIGNED on your behalf(Client)客戶簽署

洪志芳

(PARTY B)乙方

Name (printed)姓名（列印）：TW

Position (printed)職位（列印）：assistant

Date日期：24/07/2025

SIGNED on your behalf(BORUN)博潤簽署

(PARTY A)甲方

After negotiation, the parties above have agreed to enter into the following terms and conditions ofthis Agreement and to comply with the same.

經協商上述各方同意訂立本協議下列條款和條件並予以遵守。

TERMS AND CONDITIONS條款和條件

Article 1: Description of Terms and Permitted Use
第1條：條款說明和允許使用

1. The term is for o n e (1) year. Party B shall have no right to terminate this Agreement during the Term under any circumstances. Upon expiry of this Agreement, this Agreement shall automatically terminate. Either party may, at least two (2)months before the expiry of this Agreement, negotiate with the other party to renew this Agreement and, ifagreement on renewal is reached, sign a new agreement at least one (1) monthbefore the expiry ofthis Agreement.
本協議期限為一（1）年。本協議有效期內，乙方無權以任何理由終止本協議。本協議到期後，本協議自動終止。任何一方均可在本協議到期前至少兩個月與另一方協商續簽本協議，如雙方就續簽達成一致，則應在本協議到期前至少一個月簽署新的協議。

2. The Unit is to be used for office purposes only.本裝置僅供辦公用途。

Article 2: Fees, Deposit and Methods of Payment
第2條：費用、押金及支付方式

1. Party B shall pay in advance 3 months Fee to Party A upon signing of this Agreement (a receipt for which will be issued). Party B shall pay the Fee due punctually for the current 3 months on or before the 1st day of each half year to Party A. If Party B fails to pay the Fee promptly,Article 5 of this Agreement shall take effect immediately.

本協議簽訂時，乙方應預付三个月的費用給甲方（出具收據）。乙方應於每三个月的第一日或之前按時向甲方支付當年的費用。如乙方未能及時支付費用，本協議第五條的規定立即生效。

2. Party B shall, upon signing ofthis Agreement, deposit a sum equivalent to two (2) months ofFees to Party A as security deposit. If Party B fails to effect payment within the time limit prescribed hereinabove, Party B will be treated and deemed to have repudiated and/or terminated this Agreement. During the currency ofthis Agreement, Party Ashall keep the security deposit. Party A shall refund the security deposit without any interest or compensation to Party B only ifParty B shall have punctually paid all Fees and all outstanding charges and moneys due and payable under this Agreement on the date oftermination and after deducting all costs and expenses liable to be paid by Party B to Party A under this Agreement. In the event Party B repudiates this Agreement resulting in the termination of this Agreement, the security deposit shall hereby be forfeited as liquidated damages to Party A absolutely and shall not be refunded to Party B.
乙方在簽訂本協議時，應向甲方存入相當於兩個月費用的保證金。如果乙方未能在上述規定的期限內付款，則視為乙方拒絕履行和/或終止本協議。在本協議有效期內，甲方應保管保證金。只有在乙方在終止之日按時支付了本協議規定的所有費用和所有未付費用以及到期應付的款項，並扣除乙方根據本協議應向甲方支付的所有費用和開支後，甲方才應將保證金無息或無償退還給乙方。如果乙方拒絕履行本協議，導致本協議終止，則保證金應作為違約金完全沒收給甲方，並且不退還給乙方。

Article 3: Change of Substitution of Parties
第3條：當事人的變更

1. During the currency of this Agreement, Party B shall not transfer the services to a third party. IfParty B transfer the services to a third party, Party B shall be treated and deemed to have breached this Agreement.
在本協議有效期內，乙方不得將服務轉讓給第三方，如乙方將服務轉讓給第三方，則視為乙方違反本協議。

2. Party B shall fully indemnify Party A for any loss or damage arising out ofParty B's breach ofthis Agreement.
乙方應就其違反本協議而給甲方造成的任何損失或損害向甲方進行全額賠償。

Article 4: Obligations of Party A
第4條：甲方的義務

1. Party A is responsible for the maintenance ofthe facilities. If Party A discovers Party B's belongings, equipment or facilities will endanger or is likely to endanger the safety of the Unit or life, Party A shall be at liberty to demand Party B to remove repair or replace such belongings equipment or facilities. If Party B fails to remove, repair or replace as demanded within the time limit specified by Party A, Party A shall have the right to remove, repair or replace the same on behalf of Party B at Party B's own cost, such costs being payable as demand by Party A.

甲方負責設施的維護。如甲方發現乙方的財物、設備或設施將危及或可能危及單位安全或生命安全，甲方有權要求乙方拆除、修復或更換該等財物、設備或設施。如乙方未在甲方規定的期限內按照要求拆除、修復或更換，甲方有權代乙方拆除、修復或更換該等財物、設備或設施，費用由乙方自行承擔，該等費用由甲方要求支付。

2. If the safety or security of the Building or life is or will be prejudiced or compromised due to Party B's fault or negligence, Party A shall have the right to, without prior notice to Party B, to take all necessary remedial actions. All costs and expenses incurred by Party A shall be borne by Party B absolutely, such costs and expenses being payable on demand by Party A.
如果因乙方的過失或疏忽導致或將導致建築物的安全或保障或生命安全受到損害或危及，甲方有權在不事先通知乙方的情況下採取一切必要的補救措施。甲方發生的一切費用和開支應完全由乙方承擔，此類費用和開支應由甲方在要求時支付。

3. During the currency of this Agreement, if Party A shall require the Unit for other purposes, Party A shall be entitled to terminate this Agreement by giving Party B three (3) months' prior notice thereof to Party B. After expiration of such notice, this Agreement shall terminate and no compensation fee or payment shall be payable by Party A to Party B in respect of such termination.
本協議有效期內，如果甲方需要該單位用於其他用途，甲方有權提前三（3）個月通知乙方終止本協議。該通知期滿後，本協議終止，甲方無須就該終止向乙方支付任何補償費用或款項。

4. Party A or its representative is entitled to enter the Unit to view and ascertain the conditions of the Unit. Party A shall be entitled to enter the Unit to allow their prospective clients to view and inspect the Unit during the last 45 days before the end of this agreement.
甲方或其代表有權進入該單元查看並確定該單元的狀況。甲方在本協議終止前的最後45天內有權進入該單元允許其潛在客戶查看和檢查該單元。

5. Party B is advised to take out his own insurance on his assets and belongings placed in or about the Unit. Party A is not liable for any loss or damage to Party B's assets or belongings in the Unit.
建議乙方自行為放置在單位內或單位周圍的資產和物品投保。甲方對乙方在單位內的資產或物品的任何損失或損壞不承擔責任。

6. Party A or representative is entitled to enter the Unit to do regular office cleaning.
甲方或其代表有權進入單位進行定期辦公室清潔。

7. Party A shall not be liable to Party B for any activities acts things or deeds done or performed in the Unit, nor shall Party A be liable to Party B for any losses (including, without limitation, loss of business turnover or profits or business opportunity), damages, claims, demands, suits, actions, costs, fees and expenses caused by or in connection with the Services, the standard and/or quality of the Services or otherwise anything under on or relating to this Agreement.
甲方不應對乙方在單位內進行的任何活動、行為、事情或事蹟承擔責任，也不應對乙方因服務、服務標準和/或品質或本協議項下或與本協議相關的任何事項引起的或與之相關的任何損失（包括但不限於營業額或利潤或商業機會的損失）、損害賠償、索賠、要求、訴訟、訴訟、成本、費用和開支承擔責任。

Article 5: Obligations of Party B
第5條：乙方的義務

1. Party B shall pay Fees to Party A punctually in accordance with this Agreement. If Party B fails to pay Fees or other charges payable hereunder, Party B shall also pay Party A interest thereon at the rate of 5% per month commencing from the date of default until full payment on a daily basis. If the Fees remains unpaid for more than 15 days, this Agreement shall terminate automatically without any notice to Party B, and Party A shall then be entitled to remove all Party B's belongings without incurring any liability, disable Party B's Security Access Card of the entrance.
乙方應按本協議約定按時向甲方支付費用。如乙方未支付本協議項下的費用或其他費用，乙方還應自違約之日起按日向甲方支付利息，利率為每月5%，直至付清為止。如逾期15天以上仍未支付費用，本協議將自動終止，無需通知乙方，甲方有權在不承擔任何責任的情況下移走乙方的所有物品，禁用乙方入口的安全門禁卡。

2. Party B is responsible to keep the Unit and all Party A's furniture, fittings and facilities in good repair and proper order (fair wear and tear excepted). Upon expiry of this Agreement, Party B shall deliver the Unit together with Party A's furniture and fittings to Party A in their original state. Party B is liable to indemnify Party A for any loss or damage done to the Unit and/or Party A's furniture, fittings and facilities.
乙方負責保持單元和甲方所有傢俱、配件和設施處於良好維修和正常狀態（正常磨損除外）。本協議到期後，乙方應將單元連同甲方傢俱和配件原封不動地交付給甲方。如單元和/或甲方傢俱、配件和設施遭受任何損失或損壞，乙方有責任賠償甲方。

3. Party B shall at all times abide by the laws and regulations and all orders for the time being in force and subsisting in The Government of the Hong Kong Special Administrative Region ("HKSAR"). Party B shall also strictly observe the

<Building's Rules> and any other rules made by Party A. Any breach of such laws, regulations, orders, rules as aforesaid shall also constitute or be deemed to be a breach of this Agreement.

乙方應時刻遵守香港特別行政區政府現行有效的法律法規及一切命令。乙方亦應嚴格遵守《大廈守則》及甲方所訂立的任何其他規則。任何違反上述法律、法規、命令、規則的行為亦構成或被視為違反本協議。

4. Party B shall not decorate the Unit or alter any of the equipment or facilities therein without Party A's prior written consent.

未經甲方事先書面同意，乙方不得裝修該單元或者改變其中的任何設備或設施。

5. Party B shall provide photocopies of the following documents to Party A when signing this Agreement and upon subsequent renewal thereof (if applicable): Hong Kong Identity Card / Passport ofthe Person in Charge and People to Contact, and company's Business Registration Certificate and such other documents and/or information as may be required by Party A. Otherwise, this Agreement shall be terminated and Party A shall be entitled to terminate the service to Party B immediately. Party B shall allow Party A and their prospective clients to enter, view and inspect the Unit during the last 45 days before the end ofthis agreement.

乙方在簽訂本協議時及續簽本協議時（如適用）應向甲方提供下列檔的影本：負責人及聯絡人的香港身份證/護照、公司商業登記證及甲方可能要求的其他檔及/或資料。否則，本協議應終止，甲方有權立即終止向乙方提供服務。乙方應允許甲方及其潛在客戶在本協議終止前最後45天內進入、查看和檢查單位。

6. Party B shall cover insurance for his own belongings against typhoon, depression, storm, flood, fire, theft, and acts of god in relation to his agreement. Party A shall not be responsible for any damage or loss under all circumstances.
乙方應按本合同規定為自己的財物投保颱風、暴風雨、洪水、火災、盜竊、自然災害等保險。在任何情況下，甲方對任何損壞或損失概不負責。

7. Upon expiry or termination ofthis Agreement, Party B shall vacant from the Unit and deliver up vacant possession ofthe Unit on the date oftermination ofthis Agreement (by 6 pm if the date ofthe termination is Monday through Friday).
本協議期滿或終止時，乙方應於本協議終止日（若終止日為週一至週五，則在下午 6 點前）搬離該單元並交還空置的單元。

8. The Unit, the Services and other facilities provided under this Agreement shall only be used by Party B for lawful commercial activities, and no unlawful, illegal, immoral, indecent, pornographic, gambling, dishonest or defrauding activities are allowed. Party B shall not use the Unit and services as a finance, money-lending, debt-collecting or prostituting company or for related purpose(s) in any circumstances.

乙方根據本協議提供的單位、服務及其他設施僅供乙方用於合法商業活動，不得從事任何違法、非法、不道德、淫穢、色情、賭博、不誠實或欺詐活動。乙方在任何情況下不得將單位和服務用作融資、放貸、收債或賣淫公司或用於相關目的。

9. If Party B uses the Unit and services for unlawful, illegal, immoral, indecent, pornographic, gambling, dishonest or defrauding purposes, or to the prejudice of public interest or any other person's interest; or if Party B change the Unit's structure or its permitted use, or ifthe Fees ofthe Unit and services shall be outstanding and unpaid for over 15 days; or ifthe Unit and services is used for the purpose or business of a finance, money-lending, debt-collecting or prostituting company, then Party A is entitled to terminate this Agreement and forfeit the security deposit as liquidated damages for Party A's benefit absolutely. Party B shall forthwith pay all Fees due and/or all charges or other moneys outstanding under this Agreement to Party A.

如果乙方將單位及服務用於非法、違法、不道德、猥褻、色情、賭博、不誠實或欺詐目的，或損害公共利益或任何其他人的利益；或乙方改變單位結構或允許用途，或單位及服務費用逾期未付超過 15 天；或單位及服務用於金融、放債、討債或賣淫公司的目的或業務，則甲方有權終止本協議，並沒收保證金作為違約金，完全歸甲方所有。乙方應立即向甲方支付本協議項下所有到期費用和/或所有費用或其他未付款項。

Article6:ForceMajeure
第6條：不可抗力

During the currency of this Agreement, if the Building is damaged as a result of act of God or natural calamities or unpredictable Factors and becomes unusable or inaccessible, this Agreement shall terminate automatically and all parties are released from their Obligations hereunder except for antecedent breach.
本協議有效期內，若建築物因不可抗力、自然災害或不可預測的因素而受損，無法使用或無法進入，本協議自動終止，除先前違約外，各方均免除本協議項下的義務。

Article 7: Supplemental Agreement
第7條 補充協議

If there is any matter which is not expressly dealt with in this Agreement, both parties will negotiate and reach a supplemental agreement in writing signed by both parties in respect of any such matter. All supplements or amendments shall have the same force and effect as this Agreement.

本協議如有未明確規定的事項，雙方應就該等事項協商一致，達成雙方簽字的書面補充協議。所有補充或修改均與本協議具有同等效力。

Article 8: Indemnity
第 8 條：賠償

Without prejudice to other rights or remedies conferred by the law or the provisions of this Agreement Party B shall fully indemnify and keep harmless Party A from and against all liabilities, obligations, claims, suits, actions, demands, losses, damages, costs, fees, expenses, fines, penalties and premiums occasioned to, suffered by or levied against Party A arising from or in connection with the breach of any ofthe provisions under this agreement.

在不影響法律或本協議條款所賦予的其他權利或救濟的情況下，乙方應完全賠償並使甲方免受因違反本協議任何條款而引起的或與此相關的對甲方造成的、由甲方遭受的或向甲方徵收的所有責任、義務、索賠、訴訟、要求、損失、損害、成本、費用、開支、罰款、罰金和保險費。

Article 9: Governing Law
第9條 適用法律

This Agreement is in all respects governed by and construed in accordance with the law of HKSAR and the parties agree to submit to the exclusive jurisdiction of courts ofHKSAR.

本協議各方面均受香港特別行政區法律管轄並依其解釋，且雙方同意接受香港特別行政區法院的專屬管轄權。